UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2022

NERDWALLET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40994	45-4180440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hawthorne St., 11th Floor, San Francisco, CA 94105
(Address of principal executive offices) (Zip code)

(415) 549-8913
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	NRDS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 7, 2022, Kelly Gillease, the Company’s Chief Marketing Officer, informed the Company that she intends to step down from her position as Chief Marketing Officer on October 1, 2022. Following her departure, the Company expects that Ms. Gillease will serve as a consultant to the Company. The terms of such consulting arrangement, including its duration, are to be agreed upon between Ms. Gillease and the Company.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.
EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated July 13, 2022 issued by NerdWallet, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NERDWALLET, INC.

Date:	July 13, 2022	By:	/s/ Ekumene M. Lysonge
Ekumene M. Lysonge
General Counsel and Corporate Secretary